SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                              ASA (Bermuda) Limited
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      4) Date Filed: ____________________________

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          ASA (BERMUDA) LIMITED ANNOUNCES CHANGE OF LOCATION OF SECOND
                        ADJOURNED SPECIAL GENERAL MEETING

July 11, 2005
Contact: Robert J. A. Irwin
ASA (Bermuda) Limited
(716) 883-2428

FOR IMMEDIATE RELEASE

New York, New York, July 11, 2005 - ASA (Bermuda) Limited (NYSE: ASA) announced today a change in the location of the second adjourned special general meeting of shareholders to be held on July 21, 2005 to vote on certain changes to the Company's fundamental investment policies. The meeting will now be held at the offices of UBS, 299 Park Avenue, 40th Floor, Room J, New York, NY 10171. The date and time for the second adjourned special general meeting (July 21, 2005 at 10:00 AM Eastern time) remain the same.

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                              ASA (BERMUDA) LIMITED
                                11 SUMMER STREET
                                    4TH FLOOR
                                BUFFALO, NY 14209

                                                                   July 11, 2005

               SPECIAL GENERAL MEETING ADJOURNED TO JULY 21, 2005
                          PLEASE VOTE YOUR SHARES TODAY

Dear Shareholder:

        We previously sent you several mailings, including proxy materials and reminder letters, for the Special General Meeting of Shareholders of ASA (Bermuda) Limited (the "Company") which was reconvened on July 7, 2005. The meeting has now been adjourned until July 21, 2005, at 10:00 a.m., New York City time.

                          CHANGE IN LOCATION OF MEETING

        The reconvened meeting will now be held at UBS, 299 Park Avenue, 40th Floor, Room J, New York, New York 10171 and not at the previously indicated UBS address. Please ignore the old meeting location set forth on your proxy card or voting instruction form.

        WE HAVE NOT YET RECEIVED YOUR PROXY FOR THIS IMPORTANT MEETING AFTER MULTIPLE REQUESTS. WE HAVE ENCLOSED A DUPLICATE PROXY OR VOTING INSTRUCTION FORM FOR YOUR USE IN VOTING YOUR SHARES. WE NEED YOUR HELP AND YOUR VOTE! BECAUSE THE ADJOURNED MEETING WILL APPROACH RAPIDLY, PLEASE VOTE TODAY. TELEPHONE AND INTERNET VOTING OPTIONS ARE AVAILABLE AS DESCRIBED IN THE ENCLOSED MATERIALS.

                                IMPORTANT CHANGES

        Your Board of Directors is proposing certain changes to the Company's fundamental investment policies that adapt such policies to structural changes in the gold mining industry and provide the Company with greater investment flexibility in the future. Please read the proxy statement carefully because it contains important information about these and other proposed policy changes. THE BOARD BELIEVES THAT THESE PROPOSALS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

    YOUR PROMPT VOTE IS CRITICAL AND WILL SAVE ADDITIONAL SOLICITATION COSTS

        Your prompt vote will help us save the Company additional mailing and telephone solicitation costs. Please be certain that your shares are represented and voted.

Your vote is critical to the Company achieving the flexibility it seeks in the proposals. PLEASE VOTE AT YOUR EARLIEST CONVENIENCE.

        If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-800-901-0068.

        On behalf of your Board of Directors, thank you in advance for your prompt attention to this important matter. Please help us with your vote.

                                                          Sincerely,

                                                          /s/ Robert J. A. Irwin
                                                          ----------------------
                                                          Robert J. A. Irwin
                                                          Chairman of the Board

                                    IMPORTANT

Prompt voting will save your Company additional solicitation costs. If you have any questions or need assistance, please call D. F. King & Co., Inc., who is assisting us, toll-free, at 1-800-901-0068.